PIMCO Corporate Income Fund
Annual period ending 103102
File No. 81110555

Exhibit 77Q3
(a)
(i) The registrants disclosure controls and procedures have been evaluated
(ii) as of a date within 90 days of the filing date of the report and are
(iii) deemed to be reasonably designed to achieve the purposes described
(iv) in rule 30a2c under the Investment Company Act.

(v) There have been no significant changes in the registrants

(vi) internal controls or in other factors that could significantly

(vii) affect these controls subsequent to the date of their evaluation.

(viii) CERTIFICATIONS

I, Brian S. Shlissel, certify that:

1. I have reviewed this report on Form NSAR of
2. PIMCO Corporate Income Fund;

3. Based on my knowledge, this report does not contain any

4. untrue statement of a material fact or omit to state a material

5. fact necessary to make the statements made, in light of the

6. circumstances under which such statements were made, not

7. misleading with respect to the period covered by this report; and

8. Based on my knowledge, the financial information included in this

9. report, and the financial statements on which the financial information is

10. based, fairly present in all material respects the financial condition,

11. results of operations, changes in net assets, and cash flows if the

12. financial statements are required to include statement of cash

13. flows of the registrant as of, and for, the periods presented in this report

14. The registrants other certifying officers and I are responsible for

15. establishing and maintaining disclosure controls and procedures as

16. defined in rule 30a2c under the Investment Company Act for the

17. registrant and have:

a) Designed such disclosure controls and procedures to ensure
b) that material information relating to the registrant, including its
c) consolidated subsidiaries, is made known to us by others within
d)  those entities, particularly during the period in which this report
e) is being prepared

f) Evaluated the effectiveness of the registrants disclosure

g) controls and procedures as of a date within 90 days prior to the

h) filing date of this report the Evaluation Date and

i) Presented in this report our conclusions about the effectiveness

j) of the disclosure controls and procedures based on our evaluation

k) as of the Evaluation Date

5. The registrants other certifying officers and I have disclosed, based on
6. our most recent evaluation, to the registrants auditors and the
7. audit committee of the registrants board of directors or persons
8. performing the equivalent functions

a) All significant deficiencies in the design or operation of
b) internal controls which could adversely affect the registrants
c) ability to record, process, summarize, and report financial
d) data and have identified for the registrants auditors any
e) material weaknesses in internal controls and

f) Any fraud, whether or not material, that involves

g) management or other employees who have a significant role

h) in the registrants internal controls; and

6. The registrants other certifying officers and I have indicated in
7. this report whether or not there were significant changes in internal
8. controls or in other factors that could significantly affect internal
9. controls subsequent to the date of our most recent evaluation,
10.  including any corrective actions with regard to significant
11. deficiencies and material weaknesses.

Date:  December 24, 2002

/s/ Brian S. Shlissel
Brian S. Shlissel
President and Chief
Executive Officer



PIMCO Corporate Income Fund
Annual period ending 10/31/02
File No. 81110555


Exhibit 77Q3
(a)
(ix) The registrants disclosure controls and procedures have been
(x) evaluated as of a date within 90 days of the filing date of the
(xi) report and are deemed to be reasonably designed to achieve the
(xii) purposes described in rule 30a2c under the Investment Company Act.

(xiii) There have been no significant changes in the registrants

(xiv) internal controls or in other factors that could significantly

(xv) affect these controls subsequent to the date of their evaluation.

(xvi) CERTIFICATIONS

I, Lawrence G. Altadonna, certify that

18. I have reviewed this report on Form NSAR of
19. PIMCO Corporate Income Fund

20. Based on my knowledge, this report does not

21. contain any untrue statement of a material fact or omit to

22. state a material fact necessary to make the statements

23. made, in light of the circumstances under which such

24. statements were made, not misleading with respect to the

25.  period covered by this report and

26. Based on my knowledge, the financial information included in

27. this report, and the financial statements on which the financial

28. information is based, fairly present in all material respects the

29. financial condition, results of operations, changes in net assets,

30. and cash flows if the financial statements are required to

31. include statement of cash flows of the registrant as of, and

32. for, the periods presented in this report

33. The registrants other certifying officers and I are responsible

34. for establishing and maintaining disclosure controls and procedures

35.  as defined in rule 30a2c under the Investment Company Act

36. for the registrant and have:

a) Designed such disclosure controls and procedures to
b) ensure that material information relating to the registrant,
c) including its consolidated subsidiaries, is made known to us by
d) others within those entities, particularly during the period in which
e) this report is being prepared

f) Evaluated the effectiveness of the registrants disclosure controls

g) and procedures as of a date within 90 days prior to the filing date of

h) this report the Evaluation Date; and

i) Presented in this report our conclusions about the effectiveness of the

j) disclosure controls and procedures based on our evaluation as of the

k) Evaluation Date

5. The registrants other certifying officers and I have disclosed, based
6. on our most recent evaluation, to the registrants auditors and the
7. audit committee of the registrants board of directors or persons
8. performing the equivalent functions

i) All significant deficiencies in the design or operation of internal
j) controls which could adversely affect the registrants ability to
k) record, process, summarize, and report financial data and have
l) identified for the registrants auditors any material weaknesses in
m) internal controls and

n) Any fraud, whether or not material, that involves management or

o) other employees who have a significant role in the registrants

p) internal controls and

12. The registrants other certifying officers and I have
13. indicated in this report whether or not there were significant changes in
14. internal controls or in other factors that could significantly affect
15. internal controls subsequent to the date of our most recent
16. evaluation, including any corrective actions with regard to
17. significant deficiencies and material weaknesses.

Date:  December 24, 2002

/s/ Lawrence G. Altadonna
Lawrence G. Altadonna
Treasurer, Principal Financial
& Accounting Officer